Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-83870, 333-96553, 333-108065) and Form S-3 (Nos. 333-59456, 333-48100, 333-109691) of EarthLink, Inc. of our report dated April 1, 2002 relating to the consolidated financial statements of PeoplePC, Inc. which appears in this Current Report on Form 8-K of EarthLink, Inc. dated February 13, 2004.

/s/ PriceWaterhouse Coopers LLP

San Francisco, CA

February 13, 2004